As filed with the Securities and Exchange Commission on June 5, 2018

Registration No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

SG BLOCKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-4463937
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

195 Montague Street, 14th Floor, Brooklyn, NY 11201

(Address of principal registered offices) (Zip Code)

SG Blocks, Inc. Stock Incentive Plan

(Full title of the Plan)

Paul M. Galvin SG Blocks, Inc. 195 Montague Street, 14th Floor Brooklyn, NY 11201 (Agent for Service of Process) (646) 240-4235 (Telephone number, including area code, of agent for service)	With a copy to: David D. Watson Thompson Hine LLP 3900 Key Center, 127 Public Square Cleveland, Ohio 44114-1291 (216) 566-5598

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.01 par value per share, to be issued pursuant to the SG Blocks, Inc. Stock Incentive Plan	1,000,000 shares	$4.87	$4,865,000	$605.69

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) also covers such additional shares of common stock, par value $0.01 per share (the “Common Stock”), of SG Blocks, Inc. (the “Registrant”) that may become issuable under the SG Blocks, Inc. Stock Incentive Plan (the “Incentive Plan”) by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act and based upon the average of the high and low trading prices of the Registrant’s Common Stock as reported by The Nasdaq Stock Market LLC on May 30, 2018.

EXPLANATORY NOTE

This Registration Statement registers an additional 1,000,000 shares of Common Stock which are authorized for issuance under the Incentive Plan, pursuant to an amendment to the Incentive Plan which was approved by the Registrant’s stockholders at the 2018 annual meeting of stockholders held on June 1, 2018.

The Registrant previously filed a Registration Statement on Form S-8 (File No. 333-223950) with the U.S. Securities and Exchange Commission (the “SEC”) to register 1,500,000 shares of Common Stock for issuance pursuant to the Incentive Plan.

Upon the effectiveness of this Registration Statement, an aggregate of 2,500,000 shares of Common Stock will be registered for issuance from time to time under the Incentive Plan. Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (File No. 333-223950) filed with the SEC on March 27, 2018 are hereby incorporated by reference, except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier registration statements are presented herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description of Exhibits
4.1	Amended and Restated Certificate of Incorporation of SG Blocks, Inc. (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on July 7, 2016).
4.2	Amendment to Amended and Restated Certificate of Incorporation of SG Blocks, Inc. (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on February 28, 2017).
4.3	Amended and Restated By-laws of SG Blocks, Inc. (incorporated herein by reference to Exhibit 3.4 to the Annual Report on Form 10-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on February 21, 2017).
4.4	SG Blocks, Inc. Stock Incentive Plan (incorporated herein by reference to the Information Statement on Schedule 14C as filed by SG Blocks, Inc. with the Securities and Exchange Commission on February 8, 2017).
4.5	Amendment No. 1 to SG Blocks, Inc. Stock Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on June 5, 2018).
4.6	Form of SG Blocks, Inc. Incentive Stock Option Agreement (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on November 1, 2016).
4.7	Form of SG Blocks, Inc. Non-Qualified Stock Option Agreement (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on November 1, 2016).
5.1+	Opinion of Thompson Hine LLP.
23.1+	Consent of Whitley Penn LLP, Independent Registered Public Accounting Firm.
23.3+	Consent of Thompson Hine LLP (included in Exhibit 5.1).
24.1+	Power of Attorney (included on signature page).

+ Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 5, 2018.

SG BLOCKS, INC.

By:	/s/ Paul M. Galvin
Paul M. Galvin Chief Executive Officer and Chairman of the Board

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint jointly and severally, Paul M. Galvin and Mahesh S. Shetty, or either of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place, and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file each of the same, with all exhibits thereto, and other documents in connection therewith or herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

Signature	Title	Date

/s/ Paul M. Galvin	Chief Executive Officer and Chairman of the Board	June 5, 2018
Paul M. Galvin	(Principal Executive Officer)

/s/ Mahesh S. Shetty	President, Chief Financial Officer and Director (Principal	June 5, 2018
Mahesh S. Shetty	Financial Officer and Principal Accounting Officer)

/s/ Balan R. Ayyar	Director	June 5, 2018
Balan R. Ayyar

/s/ Yaniv Blumenfeld	Director	June 5, 2018
Yaniv Blumenfeld

/s/ Christopher Melton	Director	June 5, 2018
Christopher Melton

/s/ Sean McAvoy	Director	June 5, 2018
Sean McAvoy

/s/ A. Richard Moore, Jr.	Director	June 5, 2018
A. Richard Moore, Jr.

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